UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)
6500 Trowbridge Drive
El Paso, Texas 79905
(Address of principal executive offices)
(915) 775-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     See the discussion below in Item 5.02 regarding an Indemnification Agreement entered into with L. Frederick Francis, a director of Western Refining, Inc. (the “Company”), effective February 21, 2006.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 21, 2006, the Company issued a press release announcing that its Board of Directors (the “Board”) appointed each of Ralph A. Schmidt and L. Frederick Francis as a director of the Company, effective February 21, 2006.
     Mr. Schmidt is 59 years old. Mr. Schmidt joined the Company in July 2001 as the Company’s Vice President of Refining and became the Company’s Chief Operating Officer in August 2005. Mr. Schmidt has over 36 years of oil industry experience serving in various refinery management positions. Mr. Schmidt served as Vice President and Refinery General Manager for Clark Refining and Marketing from 1993 to 1998, where he was responsible for all aspects of Clark’s Port Arthur business unit. From September 1998 to 2001, Mr. Schmidt was a consultant for Stancil & Company, where he served as managing director for a European refiner on a contract basis.
     Mr. Francis currently serves as Vice Chairman of Bank of the West, an El Paso-based bank, as well as Chairman and Chief Executive Officer of Prime Capital Management and Francis Properties, firms primarily engaged in family investments. Mr. Francis is the current Chairman of the Board of Regents of Texas Tech University and also serves on the boards of numerous civic and charitable organizations.
     Mr. Schmidt will serve as a Class II director and Mr. Francis will serve as a Class III director. In addition, Mr. Francis will serve as an independent member of the Board and has been appointed to serve as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. After Mr. Schmidt’s and Mr. Francis’ appointment, the Board of Directors will have six directors, two of whom have been determined by the Board to be independent directors (as determined in accordance with the New York Stock Exchange’s independence requirements).
     Pursuant to the Company’s director compensation policy, Mr. Francis was granted $40,000 of restricted shares of the Company’s common stock on the date of his appointment to the Board. Based on the closing price of the Company’s common stock on February 21, 2006 of $16.00, as reported on the New York Stock Exchange, Mr. Francis was granted 2,500 shares of restricted stock, which vest ratably over three years on each anniversary of the date of grant.
     In connection with the appointment of Mr. Francis as a director, the Company has entered into an Indemnification Agreement with him. Pursuant to the Indemnification Agreement, the Company has agreed to indemnify Mr. Francis against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Mr. Francis, in his capacity as a director of the Company, is made or threatened to be made a party to any suit or proceeding. Mr. Francis will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. The Indemnification Agreement also provides for the advancement of expenses to directors in connection with any suit or proceeding.
     The above description of the Indemnification Agreement does not purport to be a complete statement of the rights and obligations thereunder. The above statements are qualified in their entirety by reference to the Indemnification Agreement, a form of which was filed on January 25, 2006 as Exhibit 10.7 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.
     The press release announcing the appointment of Messrs. Schmidt and Francis to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Other Exhibits
     (c) Exhibits

Exhibit No.	Description
10.1	Indemnification Agreement, dated February 21, 2006, between the Company and L. Frederick Francis (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2006 (SEC Filed No. 001-32721))

99.1*	Press Release, issued February 21, 2006

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WESTERN REFINING, INC.

By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Chief Administrative Officer
Dated: February 22, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement, dated February 21, 2006, between the Company and L. Frederick Francis (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on January 25, 2006 (SEC Filed No. 001-32721))

99.1*	Press Release, issued February 21, 2006

*	Filed herewith